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                                                                   Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Regal Cinemas, Inc. for the registration of $125,000,000 of its senior subordinated notes and to the incorporation by reference therein of our report dated March 21, 1995 (with respect to the financial statements of Neighborhood Entertainment, Inc. not separately presented), included in the Current Report on Form 8-K/A dated September 10, 1997 of Regal Cinemas, Inc. filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


Richmond, Virginia
November 7, 1997